Officer Performance RSU (Double Trigger)
Exhibit 10.30
REVVITY, INC.

Restricted Stock Unit Agreement
2019 Incentive Plan

This Restricted Stock Unit Agreement is made as of the Grant Date set forth below between Revvity, Inc., a Massachusetts corporation (the “Company”), and the Participant named below.

NOTICE OF GRANT

Name of Participant (the “Participant”):	[PARTICIPANT NAME]
Grant Date:	[GRANT DATE]
Number of Restricted Stock Units (the “Units”):	[NUMBER OF AWARDS GRANTED]
Vesting Start Date:	[GRANT DATE]

Vesting Schedule:

Vesting Date	Number of Shares that Vest
[VESTING DATE] [NUMBER OF AWARDS GRANTED]
Except as provided herein, all vesting is dependent on the Participant remaining continuously employed by the Company from the Grant Date through and including the Vesting Date.

This agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions
Exhibit B – 2019 Incentive Plan
Schedule 1 – Performance Metrics

Please confirm your acceptance of this restricted stock unit award and of the terms and conditions of this agreement by signing where indicated below.

REVVITY, INC. __________________________ Name: Title:	PARTICIPANT __________________________ Name: Address:

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Restricted Stock Unit Agreement
2019 Incentive Plan

EXHIBIT A
GENERAL TERMS AND CONDITIONS

The terms and conditions of the award of Units made to the Participant, as set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), are as follows:

1.    Grant of Units.
(a)    Grant. For valuable consideration, receipt of which is acknowledged, the Company has granted to the Participant, subject to the terms and conditions set forth in this agreement and in the Company’s 2019 Stock Incentive Plan (the “Plan”), an award with respect to the number of Units set forth in the Notice of Grant. Each Unit represents the right to receive such number of shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”) upon vesting of the Unit, determined in accordance with and subject to the terms and conditions set forth herein. The shares of Common Stock that are issuable upon vesting of the Units are referred to in this agreement as “Shares.” The Participant agrees that the Units shall be subject to vesting as set forth in Section 2 of this agreement.
(b)    Forfeiture. Except as otherwise provided herein, if the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, before the Units vest, in accordance with Section 2 of this agreement, in full, all the Units that are unvested as of the time of such employment termination (after giving effect to any vesting that occurs upon such termination pursuant to Section 2 of this agreement) shall be immediately forfeited to the Company.
2.    Vesting. The Units will vest as provided in (a) through (d) below:
(a)    Generally. The Units shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant. Upon the vesting of a Unit, the Company will deliver to the Participant, for each Unit that becomes vested, such number of Shares of Common Stock, if any, determined at the time and in accordance with the performance metrics set forth on Schedule 1.

(b)    Death or Permanent Disability. 100% of the Units will vest upon the death or permanent disability of the Participant on or before the date the Participant would have become vested in the Units pursuant to paragraph (a) above. The Participant shall be deemed to be permanently disabled if the Participant has been unable to perform the Participant’s duties for the Company for a six consecutive month period and if the Participant is entitled to long-term disability benefits under the Company’s long term disability plan, as determined by the long term disability carrier.

(c)    Change in Control Event. 100% of the Units will vest as of the last day of the Participant’s employment with the Company on or before the date the Participant would have become vested in the Units pursuant to paragraph (a) above in the event that (i) the Participant’s employment is terminated by the Company without Cause or the Participant resigns for Good Reason, in each case within thirty-six months after the effective date of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan)) and (ii) the Participant was employed by the Company on the effective date of such Change in Control Event.

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(d)    Retirement. In the event the Participant Retires on or before the date the Participant would have become vested in the Units pursuant to paragraph (a) above, a percentage of the Units will vest upon the date the Participant would have become vested in the Units, where the percentage of Units vesting will equal [2.78%1] times the completed months of employment during the period beginning on the Grant Date and ending on the date of the Participant’s Retirement (such percentage of Units, the “Vesting Units”); provided that in the event of the Participant’s death after the date of the Participant’s Retirement and before the Vesting Units otherwise vest, the Vesting Units shall become fully vested upon the date of the Participant’s death.
(e)    Definitions. For purposes of this agreement,
“Cause” and “Good Reason” shall each have the meaning set forth as of the date hereof in the employment agreement previously entered into between the Participant and the Company.
A “Change in Control Event” means an event or occurrence set forth in one or more of paragraphs (i) to (iv) below (including an event or occurrence that constitutes a Change in Control Event under one of such subsections but that is specifically exempted under another such subsection):
(i)    The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), none of the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion, or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by the Company, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of paragraph (ii) of this Section 2(e);

(ii)    Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who is a member of the Board on the date of the execution of this agreement, or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of
1 To be modified if vesting period differs from 3-year cliff.

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directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(iii)    The consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals or entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then- outstanding securities entitled to vote generally in the election of directors, respectively, of the surviving, resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or indirectly through one or more other entities) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Retire” or “Retirement” means the Participant’s voluntary resignation from the Company (other than by reason of a permanent disability described in Section 2(b)) where (x) such voluntary resignation occurs after the Participant has attained age 62 (or such earlier age as determined by the Compensation and Benefits Committee of the Board) and completed 10 years of continuous service with the Company and (y) the Compensation and Benefits Committee of the Board has approved a transition plan in connection with such voluntary resignation.
Employment with the Company shall include employment with a parent or subsidiary of the Company. Except as provided herein, absent a determination otherwise by the Compensation and Benefits Committee of the Board, the Participant must be employed on the vesting date to be entitled to vest in the Units.

3.    Payment.2

(a)    As soon as administratively practicable following the vesting date of the Units pursuant to Section 2(a) above, but in no event later than the 15th day of the third month of the year following the calendar year in which the Units vest, the Company shall distribute to the Participant (or to the Participant’s estate in the event of death) the Shares of Common Stock (if any) deliverable with respect to such Units as are determined at the time and in accordance with the performance metrics set forth in Schedule 1 that vested on such vesting date, subject to reduction pursuant to Section 3(d).

(b)    As soon as administratively practicable following the vesting date(s) of the Units pursuant to Section 2(b) or 2(c) above (or the proviso in Section 2(d) applicable in the
2 To be modified if vesting period differs from 3-year cliff.

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case of the death of the Participant after Retirement), but in no event later than the 15th day of the third month of the year following the calendar year in which the Units vest, the Company shall distribute to the Participant (or to the Participant’s estate in the event of death) one Share of Common Stock in settlement of each Unit granted in Section 1(a) above (such that the total number of Shares distributed shall equal the total number of Units granted), subject to reduction pursuant to Section 3(d).

(c)    In the case of vesting pursuant to Section 2(d) above (other than pursuant to the proviso in Section 2(d) applicable in the case of the death of the Participant after Retirement), the Company shall distribute to the Participant within 60 days following the third anniversary of the Grant Date set forth in the Notice of Grant, the Shares of Common Stock (if any) deliverable with respect to the Vesting Units as determined at the time and in accordance with the performance metrics set forth in Schedule 1, subject to reduction pursuant to Section 3(d).
(d)    On each date on which Units are settled hereunder, the Participant will satisfy the tax withholding obligation due on such date through the retention by the Company of Shares subject to Units scheduled to vest on such date. Accordingly, the Participant hereby instructs the Company to take whatever action is necessary or advisable such that, with no further action by the Participant, on date on which Units vest hereunder, the Company deducts from the Shares of Common Stock that would otherwise be distributed to the participant pursuant to Section 3(a), (b) or (c) with respect to such vesting of Units a number of Shares with a value equal to the Company’s minimum statutory withholding obligations, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that result from the vesting of Units on such date hereunder, with the value of one Share for such purpose being equal to the closing price of the Company’s common stock on the trading day preceding the vesting date.

(e)    As of the date hereof, the Participant is not aware of any material nonpublic information about the Company or its common stock. The Participant has entered into the commitments described in Section 3(d) in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934. It is the intention of the Participant that Section 3(d) comply with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, and Section 3(d) shall be interpreted to comply with the requirements of such rule.

(f)    The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any Unit (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may be issued.

4.    Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Units except by the will or the laws of descent and distribution, and no amounts deferred under this agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

5.    Dividend and Other Shareholder Rights. Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect to the Shares issuable pursuant to the Units granted hereunder until the Shares have been delivered to the Participant.

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6.    Provisions of the Plan. This agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this agreement.

7.    Adjustments for Stock Splits, Stock Dividends, Etc.

(a)    If from time to time during the term of this agreement, there is any stock split-up, reverse stock split, stock dividend, stock distribution, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization event or other reclassification of the Common Stock of the Company, or any distribution to holders of Common Stock other than a normal cash dividend, then a Unit shall become the right to receive, subject to the vesting and payment provisions described herein, any and all such new, substituted or additional securities or cash as if the Unit represented a share of Common Stock.

(b)    If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, other than one that constitutes a Change in Control Event for the purposes of Section 2 of this agreement, then the rights of the Company under this agreement shall inure to the benefit of the Company’s successor and a Unit shall become the right to receive, subject to the vesting and payment provisions described herein, any and all such new, substituted or additional securities or cash as if the Unit represented a share of Common Stock.

8.    Withholding Taxes; No Section 83(b) Election.

(a)    The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to the vesting of the Shares.

(b)    The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this agreement. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award.

9.    Miscellaneous.

(a)    No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Units pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder) and satisfying the other terms and conditions set forth in Section 2. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b)    Severability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, and each other provision of this agreement shall be severable and enforceable to the extent permitted by law.

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(c)    Waiver. Any provision for the benefit of the Company contained in this agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d)    Binding Effect. This agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors, and assigns, subject to the restrictions on transfer set forth in Section 4 of this agreement.

(e)    Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

(f)    Pronouns. Whenever the context may require, any pronouns used in this agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)    Entire Agreement. This agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this agreement.

(h)    Amendment. This agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i)    Governing Law. This agreement shall be construed, interpreted, and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

(j)    Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read and understands this agreement; (ii) has been represented in the preparation, negotiation, and execution of this agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this agreement; (iv) is fully aware of the legal and binding effect of this agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the agreement, and is not acting as counsel for the Participant.

(k)    Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this agreement other than those of an unsecured general creditor of the Company.

(l)    Compliance with Section 409A of the Code. This agreement is intended to provide for compensation that is exempt from or compliant with Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) and shall be interpreted consistently with such intent. Accordingly, the Participant shall have no right to designate the taxable year of payment. Notwithstanding any other provision of this agreement, if and to the extent any portion of any payment under this agreement to the Participant is deferred compensation subject to

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Section 409A: (i) if such payment is payable upon his or her separation from service and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the agreement) agrees that he or she is bound, such portion of the payment (the delivery of Shares) shall not be paid before the day that is six months plus one day after the date of “separation from service”, except as Section 409A may then permit; and (ii) to the extent necessary to comply with Section 409A, after the Participant has attained eligibility for Retirement, (A) vesting of any unvested Units under Section 2(b) on account of disability will not apply unless the Participant is disabled within the meaning of Section 409A(a)(2)(A)(ii) (or any successor provision) and (B) vesting of any unvested Units under Section 2(c) will not apply in connection with a Change in Control Event unless such Change in Control Event also is described in Section 409A(a)(2)(A)(v) (or any successor provision). The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under this agreement are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section.
(m)    Clawback Policy. By accepting this award, the Participant acknowledges and agrees that this award is subject to the provisions of any applicable compensation clawback or recovery policy that the Company has in effect or may adopt in the future. The Participant agrees that in the event it is determined in accordance with any such policy that any compensation or compensatory award granted, earned or paid to the Participant under this agreement must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as directed by the Company.
(n)    Electronic Delivery and Acceptance. The Company has decided to deliver documents related to current or future participation in the Plan by electronic means and to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through the on-line system of the Company’s stock plan administrator, or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future. PLEASE NOTE: The Participant’s designation/election via the website of the Company’s stock plan administrator that the Participant has read and accepted the terms of this agreement and the terms and conditions of the Plan is considered the Participant’s electronic signature and the Participant’s express consent to this agreement and the terms and conditions set forth in the Plan.

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Restricted Stock Unit Agreement3
2019 Incentive Plan
Schedule 1 – Performance Metrics
Determination of results against the following performance metrics will be administered in accordance with General Terms and Conditions as defined and must be approved by the Compensation and Benefits Committee of the Board of Directors of the Company.

The performance measurement period for Non-COVID Organic Growth and Adjusted OMx will be the three fiscal years starting on January 2, 2023 and ending on the fiscal year end date for 2025.
Non-COVID Organic Growth and Adjusted OMx will be adjusted for foreign exchange and for certain non-recurring events as approved by the CBC.

Relative TSR provisions:
•    Companies must be included in the comparator group for the entire 3-year period in order to be included in the relative TSR calculation.
•    Companies that are acquired during the performance period will be dropped from the comparator group. Companies that merge remain in the comparator group if the surviving entity was included in the original comparator group.
•    Companies that are “demoted” from the selected index or drop out of the selected index due to performance or bankruptcy remain in the comparator group for the period. Bankruptcies drop to the bottom of the percentile ranking.
•    Dividends will be deemed reinvested for purposes of calculating TSR.
3 Note: Schedule 1 to be updated as appropriate for 2024 awards.

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•    Relative TSR modifier to be applied only for results in the bottom quartile (-20%) or top quartile (+20%). No modifier applied for results between 26-74 percentiles.

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